Exhibit 99.1

N E W S  R E L E A S E

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Deanne Lane
Vice President, Media Affairs
(314) 725-4477

FOR IMMEDIATE RELEASE

– CENTENE CORPORATION REPORTS 2012 FIRST QUARTER EARNINGS
OF $0.45 PER DILUTED SHARE AND INCREASES GUIDANCE FOR 2012 –

ST. LOUIS, MISSOURI (April 24, 2012) -- Centene Corporation (NYSE: CNC) today announced its financial results for the quarter ended March 31, 2012.

First Quarter Highlights

•	Quarter-end managed care at-risk membership of 2,149,500, an increase of 39% year over year.

•	Premium and Service Revenues of $1.7 billion, representing 41% year over year growth.

•	Health Benefits Ratio of 88.2%, compared to 84.9% in the prior year and 85.9% in the fourth quarter of 2011.

•	General and Administrative expense ratio of 9.8%, compared to 12.0% in the prior year.

•	Diluted earnings per share of $0.45, compared to $0.46 from the prior year.

•	Employees increased from 4,500 at March 31, 2011 to 5,700 at March 31, 2012, reflecting our continued business expansion.

Other Events

•	In January 2012, we were selected to contract with the Washington Health Care Authority to serve Medicaid beneficiaries in the state. Operations are expected to commence in the third quarter of 2012.

•
In February 2012, we announced that we were selected to contract with the Office of Administration for Missouri to serve Medicaid beneficiaries in all three regions of the state. Operations are expected to commence in the third quarter of 2012.

•
In February 2012, we announced that Superior HealthPlan received an Excellent Accreditation rating by the National Committee for Quality Assurance (NCQA). Superior HealthPlan is the only Medicaid plan in Texas to earn an Excellent Accreditation, the highest rating by NCQA.

•
In March 2012, we began operating under contracts in Texas that expanded its operations through new service areas including the 10 county Hidalgo Service Area and the Medicaid Rural Service Areas of West Texas, Central Texas and North-East Texas, as well as the addition of STAR+PLUS in the Lubbock Service Area.  The expansion also added the management of outpatient pharmacy benefits in all service areas and products, as well as inpatient facility services for the STAR+PLUS program.  At March 31, 2012, we served over 300,000 additional Texas members compared to December 31, 2011.

•	In March 2012, Standard & Poor’s raised its outlook to positive from stable and affirmed its counterparty credit and senior unsecured debt rating of BB.

•
In April 2012, we were notified by the Ohio Department of Job and Family Services that Buckeye Community Health Plan, our Ohio subsidiary, was not awarded a contract to continue serving Medicaid members in Ohio, effective January 2013.  We have filed a formal protest contesting the awards.

Centene Corporation Reports 2012 First Quarter Results April 24, 2012 / Page 2

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “While underlying trend remains predictable, results were mixed due to seasonality of medical costs particularly in March, continued high medical costs in Kentucky, and general and administrative costs at higher levels associated with an additional 370,000 members in Texas.  We continue to expect solid full year 2012 results as evidenced by our increased financial guidance.  This guidance includes our newest states of Missouri and Washington, as well as the additional Texas lives.”

The following table depicts membership in Centene’s managed care organizations, by state:

	March 31,
	2012	2011
Arizona	23,100	22,600
Florida	199,500	188,800
Georgia	306,000	303,300
Illinois	17,400	―
Indiana	206,300	209,400
Kentucky	145,700	―
Louisiana	51,300	―
Massachusetts	36,000	34,100
Mississippi	29,500	―
Ohio	161,000	160,900
South Carolina	86,700	84,900
Texas	811,000	456,700
Wisconsin	76,000	81,800
Total at-risk membership	2,149,500	1,542,500
Non-risk membership	―	10,400
Total	2,149,500	1,552,900

The following table sets forth our membership by line of business:

	March 31,
	2012	2011
Medicaid	1,634,800	1,169,700
CHIP & Foster Care	218,800	208,900
ABD & Medicare	247,400	123,800
Hybrid Programs	41,500	35,200
Long-term Care	7,000	4,900
Total at-risk membership	2,149,500	1,542,500
Non-risk membership	―	10,400
Total	2,149,500	1,552,900

Statement of Operations: Three Months Ended March 31, 2012

•
For the first quarter of 2012, Premium and Service Revenues increased 41% to $1.7 billion from $1.2 billion in the first quarter of 2011.  The increase was primarily driven by new operations in Mississippi, Illinois, Kentucky and Louisiana as well as the Texas and Arizona expansions, pharmacy carve-ins and overall membership growth.

•
Consolidated HBR of 88.2% for the first quarter of 2012 represents an increase of 330 basis points from the comparable period in 2011 and an increase from 85.9% from the fourth quarter of 2011.  The increase year over year is primarily due to (1) the addition of our Kentucky market which we continue to record at a high HBR, (2) higher medical costs in Texas specifically in March and a September 1, 2011 premium rate decrease in our existing Texas service areas (excluding the expansion), (3) higher seasonal medical costs in our South Carolina market and (4) increased medical costs in our individual health business.  The increase sequentially is due to retroactive premium rate increases recorded in the fourth quarter of 2011 associated with Georgia and Florida, as well as increased medical costs in our existing Texas service areas.

•
Consolidated G&A expense ratio for the first quarter of 2012 was 9.8%, compared to 12.0% in the prior year.  The year over year decrease reflects the leveraging of our expenses over higher revenues in 2012 and a reduction in performance based compensation expense in 2012.  The G&A ratio in 2011 reflects a 50 basis point increase as a result of the general and administrative costs recorded in our Mississippi market for the first quarter without recording the corresponding revenue.

•
Earnings from operations were $34.2 million in the first quarter 2012 compared to $39.1 million in the first quarter 2011.  Net earnings were $24.0 million in the first quarter 2012, relatively flat compared to $23.7 million in the first quarter of 2011.

•	Earnings per diluted share were $0.45 in the first quarter of 2012 compared to $0.46 in the prior year.

Balance Sheet and Cash Flow

At March 31, 2012, the Company had cash, investments and restricted deposits of $1,202.4 million, including $35.5 million held by its unregulated entities.  Medical claims liabilities totaled $708.8 million, representing 44.7 days in claims payable.  Total debt was $350.4 million and debt to capitalization was 21.8% at March 31, 2012 excluding the $77.2 million non-recourse mortgage note.  Cash flows from operations for the quarter ended March 31, 2012 were $(32.1) million, which reflects the delay of $71.2 million in premium payments from one of our state customers.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, December 31, 2011	45.3
Impact of new business	0.5
Timing of claim payments	(1.1)
Days in claims payable, March 31, 2012	44.7

Outlook

The table below depicts the Company’s updated annual guidance for 2012 including our newest states of Missouri and Washington, as well as the additional Texas lives:

	Full Year 2012
	Low	High
Premium and Service Revenues (in millions)	$7,700	$8,100
Diluted EPS	$2.64	$2.84
Consolidated Health Benefits Ratio	87.0%	88.0%
General & Administrative expense ratio	9.5%	10.0%

Diluted Shares Outstanding (in thousands)	53,400

The guidance provided in the table above excludes any impairment charge associated with the loss of the Ohio contract, which is currently under appeal.  Absent a successful appeal, the Company expects a material non-cash impairment charge will be recorded in its 2012 consolidated statement of operations for the year ended December 31, 2012.  As of March 31, 2012, Buckeye Community Health Plan had goodwill and net intangible assets of $42.8 million.

Centene Corporation Reports 2012 First Quarter Results April 24, 2012 / Page 3

Conference Call

As previously announced, the Company will host a conference call Tuesday, April 24, 2012, at 8:30 A.M. (Eastern Time) to review the financial results for the first quarter ended March 31, 2012, and to discuss its business outlook.  Michael F. Neidorff and William N. Scheffel will host the conference call.  Investors and other interested parties are invited to listen to the conference call by dialing 1-800-860-2442 in the U.S. and Canada; +1-412-858-4600 from abroad; or via a live, audio webcast on the Company’s website at www.centene.com, under the Investors section.  A webcast replay will be available for on-demand listening shortly after the completion of the call for the next twelve months or until 11:59 p.m. (Eastern Time) on Tuesday, April 23, 2013, at the aforementioned URL. In addition, a digital audio playback will be available until 9:00 a.m. (Eastern Time) on Wednesday, May 2, 2012, by dialing 1-877-344-7529 in the U.S. and Canada, or +1-412-317-0088 from abroad, and entering access code 10011606.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading multi-line healthcare enterprise that provides programs and related services to the rising number of under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children's Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and long-term care, in addition to other state-sponsored/hybrid programs, and Medicare (Special Needs Plans). Centene's CeltiCare subsidiary offers states unique, "exchange based" and other cost-effective coverage solutions for low-income populations. The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, managed vision, telehealth services, and pharmacy benefits management.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company's estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, membership and revenue projections, timing of regulatory contract approval, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare. The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts, or the loss of any appeal of or protest to any such expiration, cancellation or suspension, by state governments would also negatively affect Centene.

 [Tables Follow]

Centene Corporation Reports 2012 First Quarter Results April 24, 2012 / Page 4

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$432,998	$573,698
Premium and related receivables	278,233	157,450
Short-term investments	126,221	130,499
Other current assets	82,925	78,363
Total current assets	920,377	940,010
Long-term investments	605,866	506,140
Restricted deposits	37,361	26,818
Property, software and equipment, net	352,710	349,622
Goodwill	281,981	281,981
Intangible assets, net	26,122	27,430
Other long-term assets	58,730	58,335
Total assets	$2,283,147	$2,190,336
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$708,754	$607,985
Accounts payable and accrued expenses	158,356	216,504
Unearned revenue	17,977	9,890
Current portion of long-term debt	3,235	3,234
Total current liabilities	888,322	837,613
Long-term debt	347,162	348,344
Other long-term liabilities	68,544	67,960
Total liabilities	1,304,028	1,253,917

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; 54,214,037 issued and 51,458,501 outstanding at March 31, 2012, and 53,586,726 issued and 50,864,618 outstanding at December 31, 2011	54	54
Additional paid-in capital	443,111	421,981
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	6,237	5,761
Retained earnings	588,939	564,961
Treasury stock, at cost (2,755,536 and 2,722,108 shares, respectively)	(58,632)	(57,123)
Total Centene stockholders’ equity	979,709	935,634
Noncontrolling interest	(590)	785
Total stockholders’ equity	979,119	936,419
Total liabilities and stockholders’ equity	$2,283,147	$2,190,336

Centene Corporation Reports 2012 First Quarter Results April 24, 2012 / Page 5

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Premium	$1,634,850	$1,152,777
Service	28,618	26,384
Premium and service revenues	1,663,468	1,179,161
Premium tax	48,680	37,196
Total revenues	1,712,148	1,216,357
Expenses:
Medical costs	1,442,676	978,567
Cost of services	23,337	20,176
General and administrative expenses	163,187	141,088
Premium tax expense	48,750	37,429
Total operating expenses	1,677,950	1,177,260
Earnings from operations	34,198	39,097
Other income (expense):
Investment and other income	5,291	3,749
Interest expense	(4,799)	(5,695)
Earnings from operations, before income tax expense	34,690	37,151
Income tax expense	12,087	14,328
Net earnings	22,603	22,823
Noncontrolling interest	(1,375)	(922)
Net earnings attributable to Centene Corporation	$23,978	$23,745

Net earnings per common share attributable to Centene Corporation:
Basic earnings per common share	$0.47	$0.48
Diluted earnings per common share	$0.45	$0.46

Weighted average number of common shares outstanding:
Basic	51,125,674	49,750,430
Diluted	53,509,243	51,811,721

Centene Corporation Reports 2012 First Quarter Results April 24, 2012 / Page 6

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
 (Unaudited)

	Three Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Net earnings	$22,603	$22,823
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	16,613	14,325
Stock compensation expense	6,375	4,394
Deferred income taxes	5,855	(700)
Changes in assets and liabilities
Premium and related receivables	(120,784)	4,216
Other current assets	(10,723)	(1,636)
Other assets	524	151
Medical claims liabilities	100,769	13,430
Unearned revenue	8,576	10,106
Accounts payable and accrued expenses	(60,826)	26,268
Other operating activities	(1,078)	614
Net cash (used in) provided by operating activities	(32,096)	93,991
Cash flows from investing activities:
Capital expenditures	(14,980)	(16,882)
Purchases of investments	(255,212)	(40,423)
Sales and maturities of investments	149,341	45,327
Net cash used in investing activities	(120,851)	(11,978)
Cash flows from financing activities:
Proceeds from exercise of stock options	9,079	6,518
Proceeds from borrowings	—	127,300
Payment of long-term debt	(795)	(152,577)
Excess tax benefits from stock compensation	5,472	1,132
Common stock repurchases	(1,509)	(402)
Debt issue costs	—	(6,105)
Net cash provided by (used in) financing activities	12,247	(24,134)
Net (decrease) increase in cash and cash equivalents	(140,700)	57,879
Cash and cash equivalents, beginning of period	573,698	434,166
Cash and cash equivalents, end of period	$432,998	$492,045

Supplemental disclosures of cash flow information:
Interest paid	$1,589	$1,714
Income taxes paid	$20,514	$9,567

Supplemental disclosure of non-cash investing and financing activities:
Capital expenditures	$381	$1,477

Centene Corporation Reports 2012 First Quarter Results April 24, 2012 / Page 7

CENTENE CORPORATION
SUPPLEMENTAL FINANCIAL DATA

	Q1	Q4	Q3	Q2	Q1
	2012	2011	2011	2011	2011
MEMBERSHIP
Managed Care:
Arizona	23,100	23,700	22,800	22,800	22,600
Florida	199,500	198,300	188,600	190,600	188,800
Georgia	306,000	298,200	298,000	303,100	303,300
Illinois	17,400	16,300	13,600	700	—
Indiana	206,300	206,900	205,300	206,700	209,400
Kentucky	145,700	180,700	—	—	—
Louisiana	51,300	—	—	—	—
Massachusetts	36,000	35,700	34,700	32,900	34,100
Mississippi	29,500	31,600	30,600	30,800	—
Ohio	161,000	159,900	162,200	159,900	160,900
South Carolina	86,700	82,900	86,500	82,800	84,900
Texas	811,000	503,800	494,500	470,400	456,700
Wisconsin	76,000	78,000	78,900	79,800	81,800
Total at-risk membership	2,149,500	1,816,000	1,615,700	1,580,500	1,542,500
Non-risk membership	―	4,900	10,600	10,400	10,400
TOTAL	2,149,500	1,820,900	1,626,300	1,590,900	1,552,900

Medicaid	1,634,800	1,336,800	1,189,900	1,172,400	1,169,700
CHIP & Foster Care	218,800	213,900	210,600	211,400	208,900
ABD & Medicare	247,400	218,000	171,700	156,300	123,800
Hybrid Programs	41,500	40,500	38,400	35,500	35,200
Long-term Care	7,000	6,800	5,100	4,900	4,900
Total at-risk membership	2,149,500	1,816,000	1,615,700	1,580,500	1,542,500
Non-risk membership	―	4,900	10,600	10,400	10,400
TOTAL	2,149,500	1,820,900	1,626,300	1,590,900	1,552,900

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	162,100	168,900	175,500	173,200	172,700
Kansas	46,000	46,200	45,600	45,000	44,000
TOTAL	208,100	215,100	221,100	218,200	216,700

(a) Includes external membership only.

REVENUE PER MEMBER PER MONTH(b)	$269.42	$261.95	$245.27	$240.57	$238.31

CLAIMS(b)
Period-end inventory	735,000	495,500	482,900	415,700	527,100
Average inventory	457,400	367,590	312,400	332,300	347,900
Period-end inventory per member	0.34	0.27	0.30	0.26	0.34
(b) Revenue per member and claims information are presented for the Managed Care at-risk members.

NUMBER OF EMPLOYEES	5,700	5,300	5,000	4,800	4,500

	Q1	Q4	Q3	Q2	Q1
	2012	2011	2011	2011	2011

DAYS IN CLAIMS PAYABLE (c)	44.7	45.3	43.6	43.4	43.4
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$1,166.9	$1,198.9	$1,079.3	$1,061.9	$1,096.3
Unregulated	35.5	38.2	35.9	36.5	31.7
TOTAL	$1,202.4	$1,237.1	$1,115.2	$1,098.4	$1,128.0

DEBT TO CAPITALIZATION	26.4%	27.3%	28.0%	28.1%	26.9%
DEBT TO CAPITALIZATION EXCLUDING NON-RECOURSE DEBT(d)	21.8%	22.6%	23.2%	23.0%	21.4%
Debt to Capitalization is calculated as follows: total debt divided by (total debt + total equity). (d) The non-recourse debt represents our mortgage note payable ($77.2 million at March 31, 2012).

Centene Corporation Reports 2012 First Quarter Results April 24, 2012 / Page 8

OPERATING RATIOS:
	Three Months Ended March 31,
	2012	2011
Health Benefits Ratios:
Medicaid and CHIP	87.4%	84.0%
ABD and Medicare	89.0	87.4
Specialty Services	90.7	85.4
Total	88.2	84.9

Total General & Administrative Expense Ratio	9.8%	12.0%

MEDICAL CLAIMS LIABILITY (In thousands)
The changes in medical claims liability are summarized as follows:

Balance, March 31, 2011	$471,659
Incurred related to:
Current period	4,848,511
Prior period	(59,656)
Total incurred	4,788,855
Paid related to:
Current period	4,147,785
Prior period	403,975
Total paid	4,551,760
Balance, March 31, 2012	$708,754

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” amount may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.

The amount of the “Incurred related to: Prior period” above represents favorable development and includes the effects of reserving under moderately adverse conditions, new markets where we use a conservative approach in setting reserves during the initial periods of operations, receipts from other third party payors related to coordination of benefits and lower medical utilization and cost trends for dates of service prior to March 31, 2011.